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                                                                   EXHIBIT 10.24

                                    SUBLEASE

        This instrument dated as of February 25, 2002, is a Sublease between CURIS, INC. (formerly known as Ontogeny, Inc.) (the "Sublessor") and MIMEON, INC., (the "Sublessee").

        The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                      SUMMARY OF BASIC SUBLEASE PROVISIONS

1.1     BASIC DATA

ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PRIME LEASE (hereinafter defined) UNLESS OTHERWISE DEFINED HEREIN.

Scheduled
Commencement Date:      March 1, 2002

Sublessor:              Curis, Inc.

Sublessee:              Mimeon, Inc.

Premises:               Approximately 5,300 feet of space located in the
                        building known as 27, 33 and 45 Moulton Street,
                        Cambridge, Massachusetts (the "Building"), as shown on the sketch attached hereto as Exhibit A (all of such Premises being within 45 Moulton Street). Provided that sixty (60) parking spaces remain available to Sublessor under the Prime Lease, Sublessee shall have the right, as part of the Premises, and at no additional cost, to utilize ten (10) of said parking spaces as reasonably determined by Sublessor. In the event that fewer than sixty (60) parking spaces are available to Sublessor under the Prime Lease, the parking spaces available to the Sublessee pursuant to this paragraph shall be reduced on a prorata basis. The Premises demised under this Sublease comprise a portion of the Premises (as defined in the Prime Lease) leased to Sublessor by Prime
                        Lessor under the Prime Lease (as defined below).

Prime Lease:            That certain lease, dated as of November 16, 1995,
                        between Michael J. Spinelli, Jr., Peter A. Spinelli, and
                        Carol A. Hickey, Trustees of Moulton Realty Trust and
                        Moulton Realty Corporation (the "Prime Lessor"), as lessor, and Sublessor, as lessee, as amended by a First
                        Amendment to Lease dated October 30, 1997, a Second

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                        Amendment to Lease dated December 22, 1998 and a Third
                        Amendment to Lease dated June 1, 1999; a copy of the Prime Lease is attached hereto as Exhibit B.

Rent: Fixed Rent shall be $196,100 per annum (i.e., $16,341.67 per month) during the Term. Additionally, in order that the Fixed Rent payable to Sublessor hereunder shall be absolutely net to Sublessor, Sublessee shall pay as additional rent hereunder (a) Sublessee's Prorata Share of all amounts in the nature of pass throughs of operating expenses, taxes, insurance charges and charges for utility usage payable by Sublessor as tenant under the Prime Lease to the Prime Lessor in connection with operating expenses, taxes, insurance charges and utility charges attributable generally to the Building or the premises demised under the Prime Lease, including the Premises, and (b) any expenses, taxes, insurance charges, and utility charges that are incurred in connection with its providing of utilities, hazardous and biohazard waste removal and EHS support to the extent applicable to Sublessee and/or the Premises. Such additional rent shall exclude (a) costs attributable solely to the premises demised under the Prime Lease and not to the Premises demised hereunder, (b) costs payable by Sublessor as tenant under the Prime Lease in the nature of late penalties or interest, damages payable on account of tenant defaults, accelerated rents or charges except to the extent any such costs are incurred in connection with a default by Sublessee under this Sublease and (c) any costs for utilities or the like that are separately metered to the Premises and Sublessee pays directly to the utility company or service provider.

Prorata Share:          15.4% (i.e., the rentable area of the Premises [5,300
                        sq. ft.] divided by the rentable area of the premises demised by the Prime Lease [i.e., 34,500 sq. ft.]), subject to adjustment if the rentable area of the Premises or the rentable area of the premises demised by the Prime Lease changes.

Sublease Term or Term:  The approximately thirty (30) month period beginning on the Commencement Date and expiring on the last day of the month which includes the thirty (30) months after the day preceding on the Commencement Date.

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                                   ARTICLE II

                                    PREMISES

2.1     LEASE OF PREMISES

        Sublessor hereby leases to Sublessee, and Sublessee hereby accepts and leases from Sublessor, upon and subject to the terms and provisions hereof and of the Prime Lease, all of Sublessor's right, title and interest in and to the Premises for the Sublease Term.

2.2     HABENDUM

        Sublessee shall have and hold the Premises for a period commencing (the "Commencement Date") on the earlier of (a) the Scheduled Commencement Date; provided that Sublessor has delivered full possession of the Premises to Sublessee with the work described in Section 3.1 completed, or (b) that date on which Sublessee commences occupancy of any portion of the Premises, and continuing for the Term unless sooner terminated as provided in this Sublease. Sublessor and Sublessee shall execute, upon the request of either, a certificate acknowledging the Commencement Date of this Sublease when such date has been established.

2.3     PRIME LEASE

2.3.1 Sublessor hereby represents and warrants that: Sublessor is the tenant under the Prime Lease; (ii) the Prime Lease is in full force and effect and that Sublessor has submitted to Sublessee a true and complete copy of the Prime Lease and that the Prime Lease has not been modified; (iii) Sublessor has not received any notice of an uncured default thereunder from Prime Lessor, nor is Sublessor aware of any default thereunder by Sublessor or Prime Lessor or of any event or condition which, but for the passage of time or the giving of notice or both, would constitute a default thereunder by Sublessor or Prime Lessor; (iv) rent and all other payment obligations of Sublessor as tenant under the Prime Lease due and payable as of the date of this Sublease have been paid; and (v) Sublessor has obtained the consent of Prime Lessor to this Sublease. Sublessee warrants and acknowledges that it has reviewed the Prime Lease and is satisfied with the arrangements therein reflected.

        Sublessor also represents that it has used and/or stored in the leased premises certain hazardous or toxic materials or substances, including without limitation oil and radioactive materials (collectively, "Hazardous Substances") regulated by local, state or Federal law (for example, the Federal Comprehensive Environmental Response Compensation Liability Act of 1980, the Massachusetts Hazardous Waste Management Act and the Massachusetts Oil and Hazardous Material Release Prevention Act). Sublessor further represents and warrants that it has used, stored and disposed of all such Hazardous Substances strictly in accordance with all applicable laws and that it has not caused or permitted the release or discharge of any Hazardous Substances in or about the Premises that has not been fully cleaned up and remediated in accordance with all applicable laws.

2.3.2 Subject to the provisions of Section 2.3.4 hereof, the Prime Lease is by this reference incorporated into and made a part hereof, except to the extent clearly contrary to the terms hereof and except that:

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               (i)   all references in the Prime Lease to "Landlord", "Tenant",
          "Lease" and "Premises", respectively, shall be deemed to refer to Sublessor, Sublessee, this Sublease and the Premises subleased hereunder, respectively (provided, however, that (a) any matter requiring the consent of Prime Lessor shall require the consent of both the Prime Lessor and Sublessor, (b) any right reserved by Prime Lessor shall be reserved by both Prime Lessor and Sublessor, and (c) any insurance that is required to be obtained by the Sublessor as tenant under the Prime Lease for the benefit of Prime Lessor shall be required of Sublessee with respect to the Premises for the benefit of Sublessor and Prime Lessor); and

               (ii) the following sections and/or provisions of the Prime Lease are expressly EXCLUDED from this Sublease (i.e., they shall NOT be deemed to be incorporated in this Sublease) either because they are inapplicable or because they are superseded by specific provisions hereof:

          (a)     Section I(a)                      (Leased Premises)
          (b)     Section I(c)                      (Parking Area)
          (c)     Article II                        (Lease Term)
          (d)     Article III                       (Fixed Rent, Options,
                                                    Real Estate Taxes and
                                                    Operating Expenses)
          (e)     Section IV(b)                     (Tenant Allowance and
                                                    Initial Improvements)
          (f)     Section V(b)-(e)                  (Representations of Prime
                                                    Lessor)
          (g)     Section V(f)                      (Indemnification by Prime
                                                    Lessor)
          (h)     Section VI(I)                     (Assignment and Sublease)
          (i)     Article VII (subject to           (Eminent Domain and
                  Article VII and VIII of this      Casualty)
                  Sublease)
          (j)     Section X(b)                      (Notices)
          (k)     The second paragraph of           (Representations by Prime
                  Section X(e)                      Lessor)
          (1)     Article XII                       (Brokers)
          (m)     Article XIII                      (Security Deposit)
          (n)     Article XIV                       (Notice of Lease)
          (o)     First Amendment to Lease          (Various Matters)
          (p)     Second Amendment to Lease         (Various Matters)
          (q)     Third Amendment to Lease          (Various Matters)


2.3.3 This Sublease is and shall remain subject and subordinate in all respects to the Prime Lease and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event of termination or cancellation of the Prime Lease for any reason whatsoever with respect to all or any portion of the Premises, this Sublease shall automatically terminate with respect to all or such portion of the Premises.

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2.3.4   Sublessor shall have no obligation to provide any services of any nature whatsoever to Sublessee or to or for the benefit of the Premises or to expend any money for the repair of the Premises or the Building, and Sublessee agrees to look solely and directly to Prime Lessor for the furnishing of any such services, expenditure of any such sums, or observance or performance of any such obligations. Any representation, warranty or covenant of the Prime Lessor under the Prime Lease incorporated herein by reference shall, nevertheless, be the sole responsibility of the Prime Lessor. Sublessor's only obligations under the Prime Lease with respect to the Premises are to make those payments of rent due to Prime Lessor thereunder, which payments Sublessor hereby agrees to make, provided, however, that Sublessee makes timely payment to Sublessor of all rent payable under this Sublease. Sublessor hereby agrees that, provided Sublessee makes timely payment to Sublessor of all rent and other charges payable by Sublessee hereunder, Sublessor shall make timely payment of all rent and other charges due to Prime Lessor as landlord under the Prime Lease. It is the intention of the parties that Sublessee comply with, and Sublessee agrees to comply with, all of the Sublessor's obligations as tenant under the Prime Lease with respect to the Premises accruing during the Sublease Term to the same extent and with the same force and effect as if Sublessee were tenant thereunder. Sublessee shall have no claim against Sublessor for any default by the Prime Lessor under Prime Lease. If Sublessor, as tenant under the Prime Lease, is entitled to and exercises any offset or similar rights against Prime Lessor, which rights are allocable or attributable to the Premises, Sublessee shall be entitled to a fair and equitable share of such offset or similar rights. Sublessor hereby assigns to Sublessee all of Sublessor's rights to enforce Prime Lessor's responsibilities under the Prime Lease with respect to the Premises. If Prime Lessor shall default under any of its obligations under the Prime Lease with respect to the Premises, Sublessee shall have the right, at Sublessee's expense, but in the name of Sublessor, after reasonable written notice to Prime Lessor, to make demand or prosecute any appropriate action or proceeding against the Prime Lessor for the enforcement of the obligations of Prime Lessor with respect to the Premises. Sublessor agrees that it will cooperate with Sublessee in such actions and proceedings and will sign such demand, pleadings and/or other papers as may be required or appropriate, to enable the Sublessee to proceed in Sublessor's name to enforce the obligations of Prime Lessor; but Sublessee will pay all costs and expenses in the prosecution of any action or any proceeding so taken by Sublessee and agrees to defend and indemnify Sublessor against all costs and liability arising therefrom.

2.3.5 Sublessee shall neither do, nor permit to be done, anything that (i) would increase Sublessor's obligations to Prime Lessor under the Prime Lease,
(ii) that would cause the Prime Lease to be terminated or forfeited, or (iii) that would constitute a default under the Prime Lease or would, with the passage of time, the giving of notice or both, constitute a default under the Prime Lease. Sublessor shall not amend or modify (nor agreed to amend or modify) the Prime Lease in any way that would increase Sublessee's obligations or diminish Sublessee's rights under this Sublease nor shall Sublessor do or permit to be done, anything that would cause the Prime Lease to be cancelled, terminated or forfeited or that would increase Sublessee's obligations or diminish Sublessee's rights under this Sublease, except as herein otherwise permitted (such as, without limitation, Sublessor's rights to cause the Sublease to be terminated in the event of a casualty or taking by eminent domain).

2.3.6 Sublessor shall promptly give Sublessee a copy of any notice of default, termination or otherwise affecting the existence or validity of this Sublease or relating to any casualty or taking, received by Sublessor or given by Prime Lessor to Sublessor.

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                                   ARTICLE III

                                CONSTRUCTION PLAN

3.1     FINISH WORK

        To prepare the Premises for Sublessee's initial occupancy thereof, Sublessor will prior to the Commencement Date construct a demising wall separating the Premises from the remainder of the premises demised under the Prime Lease.

3.2     ALTERATIONS AND ADDITIONS

        This Section 3.2 shall apply before and during the Term. Sublessee shall not make any alterations and additions to the Premises, except in accordance with plans and specifications prepared by an architect, and constructed by a contractor, first approved by Sublessor, in writing, which approval shall not be unreasonably withheld. Sublessor shall permit Sublessee and its contractors and agents to enter the Premises to install fixtures, furnishings and equipment. Sublessor shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building or any area or element or any facility serving any area of the Building, or (b) will require unusual expense to readapt the Premises for research and development and laboratory purposes on Sublease termination or increase the cost of insurance or taxes on the Building. All alterations and additions shall become a part of the Premises, unless and until Sublessor, at its option, shall specify the same for removal pursuant to Section
3.4. All of Sublessee's alterations and additions and installation and delivery of telephone systems, furnishings and equipment shall be coordinated with any work being performed by Sublessor and shall be performed in such manner and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interfere with Building operation. Sublessee, before its work is started, shall: deliver to Sublessor a statement of the names of all its contractors and subcontractors (and obtain Sublessor's approval of the identity thereof, as aforesaid) and the estimated cost of all labor and material to be furnished by them and security satisfactory to Sublessor protecting Sublessor against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Sublessor may reasonably require, but in no event less than a combined single limit of $2,000,000, (all such insurance to be written by companies approved by Sublessor and insuring Prime Lessor, Sublessor and Sublessee as well as the contractors and Prime Lessor's mortgagees on the Premises), and deliver to Sublessor certificates of all such insurance. Sublessee agrees to pay promptly when due the entire cost of any work done on the Premises by Sublessee, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building and immediately to discharge any such liens which may so attach. Subject to the foregoing provisions, Sublessor acknowledges that Sublessee intends to perform the following work in the Premises: (a) create a reception area; (b) remove the existing sink and build-in cabinet in the conference room; and (c) change the existing microscope room located in Sublessor's premises into a kitchenette (collectively, the foregoing work is referred to as the "Initial Sublessee Improvements"). The Initial Sublessee Improvements shall be performed at

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Sublessee's sole cost and expense using Sublessor's general contractor.
Sublessor shall coordinate the performance of the work on Sublessee's behalf. Prior to making any of the Initial Sublessee Improvements, Sublessor will prepare plans, specifications and a budget for Sublessee's review at Sublessee's expense. Once the plans, specifications and budget are approved by Sublessee, Sublessor shall cooperate with Sublessee to obtain the Prime Lessor's approval for the Initial Sublessee Improvements. Upon obtaining the Prime Lessor's approval for the Initial Sublessee Improvements, Sublessor shall cause its general contractor to perform the Initial Sublessee Improvements in accordance with the approved plans, specifications and budget, at Sublessee's cost and expense (it being expressly acknowledged and agreed that Sublessee shall be solely responsible for any costs in excess of approved budgets unless the same were authorized by Sublessor without Sublessee's approval). Sublessee shall, as additional rent, within ten (10) business days of demand, reimburse Sublessor for any and all costs incurred by Sublessor in connection with the Initial Sublessee Improvements. At the time that Sublessor shall request the Prime Lessor's consent to the Initial Sublessee Improvements, Sublessor shall request the Prime Lessor's agreement that the Initial Sublessee Improvements may remain in the Premises after the expiration of the Sublease Term and after the expiration of the term of the Prime Lease. If the Prime Lessor shall agree that the Initial Sublessee Improvements may remain in the Premises after the expiration of the Sublease Term and after the expiration of the term of the Prime Lease, then Sublessee shall have no obligation to remove the Initial Sublessee Improvements at the expiration of the Sublease Term. If the Prime Lessor shall not agree that the Initial Sublessee Improvements may remain in the Premises after the expiration of the Sublease Term and after the expiration of the term of the Prime Lease, then Sublessee shall on or before the expiration of the Sublease Term remove the Initial Sublessee Improvements and restore those affected portions of the Premises to their condition as existed at the Commencement Date.

3.3     GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

        All construction work required or permitted by this Sublease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. The work required of Sublessor pursuant to this
Article III shall be deemed to have been completed by Sublessor and approved by Sublessee when Sublessee commences occupancy of the Premises.

3.4     REPAIR AND YIELD UP

        Sublessee shall keep the Premises in good order, repair and condition, reasonable wear and tear, damage to the Building, generally (as opposed to damage primarily to the Premises) and damage by fire or other insured casualty damage, by eminent domain and damage caused by any failure by Sublessor to perform its obligations under this Sublease or of Prime Lessor of its obligations under the Prime Lease, only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Sublessee's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, and at the expiration or termination of this Sublease peaceably to yield up the Premises and all alterations and additions thereto, in good order, repair and condition, reasonable wear and tear, damage to the Building, generally (as opposed to damage primarily to the Premises) and damage by fire or other insured casualty damage, by eminent domain and damage

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caused by any failure by Sublessor to perform its obligations under this
Sublease or of Prime Lessor of its obligations under the Prime Lease, only excepted, first removing all goods and effects of Sublessee and, to the extent specified by Sublessor by notice to Sublessee, alterations and additions made by Sublessee and partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Notwithstanding the foregoing, prior to undertaking any alteration or addition, Sublessee may inquire of Sublessor whether, upon expiration of this Sublease, such alteration or addition will be required to be removed, and within fifteen (15) days of such inquiry, Sublessor shall respond to such inquiry such response to be binding upon Sublessor. The provisions of the preceding sentence shall in no way be deemed to permit the Sublessee to undertake alterations or additions not otherwise permitted hereunder nor shall it limit the Sublessor's right to refuse to consent to any such alteration or addition.

                                   ARTICLE IV

                             ASSIGNMENT AND SUBLEASE

4.1     ASSIGNMENT; SUBLEASE

        Sublessee shall not, without prior consent of Sublessor, which consent shall not be unreasonably withheld, assign, mortgage, pledge or otherwise transfer this Sublease or make any sublease, or permit occupancy of the Premises or any part thereof by anyone other than Sublessee; any assignment or sublease made without such consent shall be void; as additional rent, Sublessee shall reimburse Sublessor promptly for reasonable legal and other expense incurred by Sublessor in connection with any request by Sublessee for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Sublessee (which, following assignment, shall be joint and several with the assignee); and no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Notwithstanding anything in this paragraph to the contrary, provided that ten (10) days' prior notice is given to Sublessor (unless due to the confidential nature of the transaction prior notice cannot be lawfully given in which event notice shall be given as soon as Sublessee may be permitted to do so), the prior approval of the Sublessor and the Prime Lessor shall not be required for the assignment (a "Permitted Assignment") of this Sublease to any corporation or business entity into or with which the Sublessee is merged or consolidated or to which substantially all of the Sublessee's assets or corporate stock are transferred provided that in any such event (i) following any such transfer Sublessee has (or in the case of a merger or consolidation, the successor to Sublessee has) a creditworthiness at least as satisfactory to Sublessor (in its sole discretion) as the creditworthiness of Sublessee both as of the date hereof and the date immediately prior to such transfer and (ii) the successor agrees directly with Sublessor by written instrument in form satisfactory to Sublessor, to be bound by all the obligations of Sublessee hereunder, including without limitation, the covenant against further assignment and subletting. Sublessor agrees to respect the confidential nature of any information delivered to it pursuant to this paragraph.

        In the event that Sublessee requests the right to undertake an assignment or sublease (other than a Permitted Assignment), Sublessor shall have the right to terminate this Sublease in the event of an assignment (or to recapture the portion of the Premises proposed to be sublet in

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the event of a sublease) as of the proposed effective date of such assignment or sublease unless Sublessee, within 10 days after receipt of Sublessor's notice of its intention to terminate or recapture, withdraws its request to assign or sublease. Furthermore, in the event of such an assignment or sublease, Sublessee shall pay to Sublessor, as additional rent hereunder, any sums payable to Sublessee under such sublease or assignment in excess of the amounts payable by Sublessee to Sublessor with respect to the space so subleased or assigned after deducting Sublessee's reasonable out of pocket costs incurred in connection with such sublease or assignment.

                                    ARTICLE V

                                       USE

5.1     PERMITTED USE

        Sublessee agrees that the Premises shall be used and occupied for the use thereof specified in the Prime Lease and for no other purpose or purposes. Tenant shall not use any organisms or permit the presence of any organisms in the Premises other than non-pathogenic organisms at no higher than a BL2 level, and, in any event, in compliance with all biosafety and containment regulations. During the Sublease Term, Sublessee shall assume and maintain exclusive control of the Premises.

                                   ARTICLE VI

                               RENT AND UTILITIES

6.1     RENT

               (a) The Rent (specified in Section 1.1 hereof) and any additional rent or other charges payable pursuant to this Lease shall be payable by Sublessee to Sublessor at Sublessor's mailing address (or such other place as Sublessor may from time to time designate by notice to Sublessee).

               (b)   Rent (including any payment required pursuant to Section
1.1 of Sublessee's Prorata Share of all estimated monthly installments on account of additional rent payable by Sublessor to Prime Lessor under the Prime Lease) shall be payable in advance on the first (1st) day of each and every calendar month during the term of this Sublease. Sublessor shall promptly deliver to Sublessee (i) a copy of any year end statement of operating expenses that Sublessor receives from Prime Lessor, and (ii) a copy of documentation related to tax bills received by Sublessor from Prime Lessor. Promptly after Sublessor and Prime Lessor have made the appropriate adjustments among themselves on account of such actual operating expenses and real estate taxes, the amounts paid by Sublessee as its Prorata Share of such estimated installments shall be adjusted between Sublessor and Sublessee. The parties' obligations hereunder to make such adjustments shall survive the expiration or termination of this Sublease.

               (c) All items of additional rent other than those items in the nature of pass-throughs payable by Sublessor to Prime Lessor under the Prime Lease shall be due and payable

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within thirty (30) days after receipt by Sublessee of a statement, in reasonable detail, showing the costs incurred by Sublessor and calculating Sublessee's appropriate share thereof; upon request from Sublessee, Sublessor shall furnish Sublessee with copies of invoices, purchase orders or other documentary evidence of such costs.

               (d) Rent for any partial month shall be paid by Sublessee to Sublessor at such rate on a prorata basis. Other charges payable by Sublessee on a monthly basis, as hereinafter provided, shall likewise be prorated.

               (e) Sublessee shall be entitled to an equitable share of all rent abatements which Sublessor actually receives under the Prime Lease and which are equitably allocable to the Premises.

        All Rent and other amounts due under this Sublease shall be paid without demand, offset or deduction.

6.2     LATE PAYMENTS; ADDITIONAL RENT

        If any installment of Rent, additional rent or other charges is not paid on or before the date such payment is due and payable, then Sublessee shall pay to Sublessor a late charge equal to one and one-half times the amount of the late charge payment that would be payable to Prime Lessor on account of a similar default under the Prime Lease (provided that no such late charge payment shall be payable if (a) Sublessee has not previously received notice of a similar late payment more than two times and (b) Sublessee makes such payment within five (5) days of notice that the same is late). In addition, if Sublessee shall fail to make any such payment within ten (10) days after the due date, such payment shall bear interest at the rate per annum which is the sum of three percent (3%) per annum plus the "prime rate" then being charged by Fleet Bank (or any successor thereto) from the date such payment became due to the date of payment thereof by Sublessee; provided, however, that nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of Fixed Rent due hereunder.

        Notwithstanding anything herein to the contrary, the Sublessee shall not be deemed to have waived any rights hereunder if it makes any payment hereunder indicating that such payment is made under protest.

6.3     UTILITY, CLEANING AND JANITORIAL COSTS

        Sublessee shall also pay, as additional rent, its Prorata Share of all utilities charged to the premises demised by the Prime Lease but not separately metered or submetered for the Premises but which serve the Premises; such amount shall be paid within thirty (30) days after delivery of an invoice therefor in reasonable detail. Sublessor shall have the same rights and remedies for the nonpayment by Sublessee of such utility costs that Sublessor has under this Sublease for failure of Sublessee to pay rent. Notwithstanding the foregoing, Sublessor and Sublessee will cooperate in having any charges specified in this paragraph billed directly to Sublessee, in which event such charges shall be paid on time by Sublessee to the provider of the utility or service, as additional rent hereunder.

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        Sublessee shall be responsible for contracting for all cleaning and janitorial services required by Sublessee for the Premises.

6.4     INTERRUPTION OF SERVICES

        In the event that the Premises are untenantable as a direct result of Sublessor's negligent acts or omissions causing an interruption of services for a period of 180 consecutive days, then Sublessee shall have the right to cause the Term of this Sublease to expire upon thirty (30) days' notice delivered to the Sublessor no later than ten (10) days following said 180th consecutive day and this Lease shall terminate on the date set forth in such notice unless such interruption of services is cured within said thirty (30) days, in which event, such termination shall be of no force and effect.

                                   ARTICLE VII

                                    CASUALTY

7.1     CASUALTY AND RESTORATION

        If the Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty then Sublessee shall promptly notify Prime Lessor and Sublessor. If damage is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease and Prime Lessor or Sublessor so elects to terminate the Prime Lease, then upon such termination this Sublease shall similarly terminate. In addition, Sublessee shall have the right to terminate this Sublease in the manner and under the circumstances set forth in Article VII(b) of the Prime Lease as if fully set forth herein. Sublessee acknowledges that Sublessor shall, in no event, have any obligation whatsoever to rebuild or restore any damage to the Premises.

        If during the Sublease Term the Building shall be partially or substantially damaged by fire or casualty and if such partial or substantial damage shall materially interfere with the Sublessee's use of the Premises as contemplated by this Sublease, a just amount of the rent and other charges payable by the Sublessee hereunder shall be equitably abated or adjusted for the period in which, by reason of such damage, there is such interference with the use of the Premises, but only to the extent that Sublessor is also entitled to an abatement under the Prime Lease on account of such fire or casualty that is equitably allocable to the Premises subleased hereunder.

                                  ARTICLE VIII

                                 EMINENT DOMAIN

8.1     EMINENT DOMAIN

        Should the Building or any part thereof be taken by eminent domain and such taking (or damage caused by such taking) is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease and Prime Lessor or Sublessor so elects to terminate the Prime Lease, then upon such termination, this Sublease shall cease and come to an end, and the Rent shall be apportioned as of the date of the termination of the Prime Lease. In addition, Sublessee shall

                                       11
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have the right to terminate this Sublease in the manner and under the circumstances set forth in Article VII(a) of the Prime Lease as if fully set forth herein.

        In the event of such a taking, the rent and other charges payable hereunder, or a fair and just proportion thereof according to the nature and extent of the loss of use, shall be suspended or abated, but only to the extent that Sublessor is also entitled to an abatement or suspension under the Prime Lease on account of such taking that is equitably allocable to the Premises subleased hereunder.

        Sublessor reserves, and Sublessee grants to Sublessor all rights which the Sublessee may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the Sublessee's fixtures, personal property or equipment, if any, and the Sublessee's right to relocation expenses, if any.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

9.1     SECURITY DEPOSIT

        Sublessor acknowledges receipt from Sublessee of $60,900.00 (together with interest earned thereon, the "Security Deposit") to be held in a segregated account by Sublessor as security (with any interest thereon being payable to Sublessor), for and during the Sublease Term, to be returned to Sublessee within thirty (30) days after the expiration of the Term or the termination of this Sublease provided there exists no breach of any undertaking of Sublessee.

        Upon the occurrence of any default by Sublessee hereunder, Sublessee agrees that Sublessor may apply all or any part of the Security Deposit to any obligation of Sublessee hereunder. If all or any portion of the Security Deposit is applied to any obligation of Sublessee hereunder, Sublessee shall immediately upon request by Sublessor restore the Security Deposit to its original amount. Sublessee shall not have the right to call upon Sublessor to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Sublessee, but such use shall be solely in the discretion of Sublessor. Upon any conveyance of the Premises by Sublessor to Sublessor's grantee or transferee, the Security Deposit shall be delivered by Sublessor to Sublessor's grantee or transferee. Upon any such delivery, Sublessee hereby releases Sublessor herein named of any and all liability with respect to the Security Deposit, its application and return, and Sublessee agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

9.2     FINANCIAL STATEMENTS

        Upon request of Sublessor, Sublessee shall provide to Sublessor copies of Sublessee's most recent financial statements and balance sheets, certified to by an officer of Sublessee. Sublessor shall keep all information from such financial statements and balance sheets confidential, provided, however, that Sublessor shall have the right to disclose such information to Prime Lessor to obtain its consent to this Sublease or to any bona fide lender or investor, and Sublessor shall have the right to disclose such information to the extent required by legal authorities or regulators.

                                       12
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9.3     BROKERAGE

        The parties represent that they have dealt with no real estate broker or agent in connection with this Sublease and in the event of any brokerage claims from any individual or entity against Sublessor predicated upon prior dealings with Sublessee, Sublessee hereby agrees to defend, indemnify and hold harmless Sublessor from and against any such claim, and in the event of any brokerage claims from any individual or entity against Sublessee predicated upon prior dealings with Sublessor, Sublessor hereby agrees to defend, indemnify and hold harmless Sublessee from and against any such claim.

9.4     NOTICES

        Whenever by the terms of this Sublease notice, demand or other communication shall or may be given, either to Sublessor or to Sublessee, the same shall be adequately given if in writing and delivered by hand or sent by registered or certified mail, postage prepaid:

        If intended for Sublessee, addressed to it as follows:

             Prior to the Commencement Date:

                  c/o Polaris Venture Partners
                  1000 Winter Street
                  Suite 3350
                  Waltham, MA 02451
                  Attention: Susan Whoriskey

             From and after the Commencement Date: at the Premises

        in either case with a copy to Sublessee's attorney, Foley Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109; Attention:
        Robert L. Birnbaum, Esquire (or to such other address or addresses as may from time to time hereafter be designated by Sublessee by like notice).

        If intended for Sublessor, addressed to it at the Premises with a copy to Sublessor's attorney, Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Keith R. Barnett, Esquire (or to such other address or addresses as may from time to time hereafter be designated by Sublessee by like notice).

All such notices shall be effective upon receipt or refusal to receive.

9.5     BINDING OBLIGATION

        Each person executing this Sublease on behalf of Sublessor or Sublessee warrants that such party is a duly existing and valid Massachusetts corporation (or if not, that such party is a corporation duly qualified to do business in Massachusetts), that such party has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by such party of its obligations under, this Sublease are within the powers of such party and have been

                                       13
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duly authorized by all corporate action, and that this Sublease is a valid and binding obligation of such party in accordance with its terms.

9.6     NO RECRUITING

        During the term of this Sublease and for the one (1) year period following the expiration or earlier termination of this Sublease, neither Sublessor nor Sublessee shall employ any personnel employed by the other party during the Term of this Sublease (with the exception of Doros Platika, George Eldridge and Andrew Uprichard) without the prior written consent of the other party hereto, which consent may be withheld in such party's sole discretion.

9.7     RECOGNITION AND NON-DISTURBANCE

        Sublessor shall use reasonable efforts to obtain a recognition or non-disturbance agreement from the Prime Lessor, any mortgagee of the Prime Lessor or Sublessor's leasehold mortgagee.

                                       14
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        EXECUTED UNDER SEAL as of the date and year first above written.

                  Sublessor:          CURIS, INC.


                                      By: /s/ illegible
                                         ---------------------------
                                         Its
                                         hereunto duly authorized


                  Sublessee:          MIMEON, INC.


                                      By: /s/ S.K. Whoriskey, Ph.D.
                                         ---------------------------
                                         Its
                                         hereunto duly authorized


        Prime Lessor executes this Sublease to acknowledge its consent thereto.

MOULTON REALTY TRUST                  MOULTON REALTY CORPORATION
                                      By


  /s/ Carol A. Hickey                   /s/ Carol A. Hickey
----------------------------------    ------------------------------
Carol A. Hickey, Trustee              Carol A. Hickey, Treasurer
Its hereunto duly authorized          Its hereunto duly authorized